UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2011

OCEANEERING INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10945	95-2628227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11911 FM 529 Houston, TX	77041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 329-4500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On October 26, 2011, we issued a press release announcing our earnings for the third quarter of 2011. A copy of that press release is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 8.01	Other Events.

On October 26, 2011, we also announced that our Board of Directors declared a quarterly dividend of $0.15 per common share, with such dividend payable on December 20, 2011 to shareholders of record at the close of business on December 1, 2011. A copy of that press release is furnished as Exhibit 99.2 to this report and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

The following are being furnished as exhibits to this report.

Exhibit 99.1	Press Release of Oceaneering International, Inc., dated October 26, 2011
Exhibit 99.2	Press Release of Oceaneering International, Inc., dated October 26, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.

	By:	/s/ MARVIN J. MIGURA
Marvin J. Migura
Executive Vice President
(Principal Financial Officer)

Date: October 26, 2011

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Oceaneering International, Inc. on October 26, 2011

99.2	Press Release issued by Oceaneering International, Inc. on October 26, 2011